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                                                    EX-10.13

                       SECOND AMENDMENT TO THE
                    ANHEUSER-BUSCH COMPANIES, INC.
               SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                AS AMENDED AND RESTATED OCTOBER 1, 1993



  Pursuant to Section 22 of the Anheuser-Busch Companies, Inc. Supplemental Executive Retirement Plan (the "Plan"), Anheuser-Busch Companies, Inc. (the "Company") reserved the right to amend the Plan from time to time. The Company hereby amends the Plan as set forth below, effective as of January 1, 1996.

  1.  Section 1(c) is amended to read as follows:

  "Basic Plan" means the Supplement for the Anheuser-Busch
  Salaried Employees Pension Plan maintained as part of the Anheuser-Busch Companies Pension Plan as now in effect or as hereafter amended.

  2. The third sentence of Section 2 is amended to read as follows:

  Except as provided in Section 18, once an individual becomes a Participant, he shall continue to participate until termination of employment with a Participating Employer even if such individual no longer satisfies the grade and compensation requirements to remain an Eligible Employee.

  3.  The following new paragraph is added at the end of Section
       3, after (d):

  In no event shall a Participant's benefits calculated hereunder be less than the difference between (a) the benefit actually payable under the Basic Plan, and (b) the benefit that would have been payable under the Basic Plan without regard to the limitation imposed by Section 401(a)(17) of the Internal Revenue Code (both amounts to be determined under the basic method of payment). This minimum benefit shall be separately calculated with respect to all Participants, including those whose benefits exceed this minimum, and shall be treated as a separate obligation payable from a separate plan solely for the purpose of determining which, if any, portion of a Participant's benefits is subject to income tax in the state where the Participant resided when the benefit was earned.




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  4.  The following Section 26 is added to the Plan:

  Spin-Off of The Earthgrains Company
  -----------------------------------

  For purposes of determining the amount payable to Barry H. Beracha and the time of distribution of his benefit under the Plan, Barry H. Beracha shall be credited with thirty years of Credited Service and shall be treated as if he had attained age fifty-five as of the date of termination of his employment with Anheuser-Busch Companies, Inc.


  In Witness Whereof, the appropriate officers of the Company have executed this Amendment this 28th day of February, 1996.

                      Anheuser-Busch Companies, Inc.


                       /s/Jerry E. Ritter
                       -----------------------------------------
                       Jerry E. Ritter
                       Chief Financial and Administrative Officer






















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